Exhibit 99.1

Coinstar, Inc. Updates 2010 Second Quarter and Full Year Guidance

to Reflect Sale of E-Pay Business

BELLEVUE, Wash.–May 26, 2010–Coinstar, Inc. (NASDAQ:CSTR) today is providing guidance for the 2010 second quarter and full year that includes the impact of the sale of its electronic payment services business (“E-Pay Business”) to InComm Holdings, Inc. and InComm Europe Limited that was announced in a separate joint press release today.

Under the terms of the stock and interest purchase agreement, the aggregate purchase price for the E-Pay business was $40 million, which is subject to a post-closing net working capital adjustment. Coinstar anticipates that the disposition will be recorded as discontinued operations in its consolidated statements of operations and will include a one-time benefit of approximately $5 million to $7 million in the second quarter of 2010.

For the second quarter of 2010, management now expects revenue in the range of $363 million to $383 million, adjusted EBITDA from continuing operations in the range of $57 million to $62 million and EPS from continuing operations in the range of $0.28 to $0.32 on a fully diluted basis after affecting for the sale of the E-Pay Business.

For the full year 2010, management now expects revenue in the range of $1.505 billion to $1.595 billion, adjusted EBITDA from continuing operations in the range of $270 million to $285 million and EPS from continuing operations in the range of $1.74 to $1.86 on a fully diluted basis after affecting for the sale of the E-Pay Business.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Coinstar also offers money transfer services. The company’s services can be found at more than 80,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants, and money transfer agents. For more information, visit www.coinstar.com.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release include statements and information regarding future actions, results and performance, among other things, and the payment of certain amounts and the provision of certain services under the terms of the E-Pay Business sale transaction. Forward-looking statements are not guarantees of future events, results, performance or conditions, and these may vary materially from those expressed or implied in those statements. Differences may result from actions taken by Coinstar, Inc., as well as from risks and uncertainties beyond Coinstar, Inc.’s control, including those relating to the Buyers. Such risks and uncertainties include, but are not limited to, actions taken by the Buyers and actions resulting from federal, state, local and foreign laws and regulations or taken by governing bodies (including changes in tax legislation and in the interpretation of existing tax laws by tax authorities). The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect Coinstar, Inc., please review “Risk Factors” described in Coinstar, Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this report. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com